Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES RECORD EARNINGS FOR ITS 4th

FISCAL QUARTER AND ITS QUARTERLY DIVIDEND OF $0.25 PER SHARE

Fourth Quarter Net Income Increased 36%

Fourth Quarter EPS $0.50 per share vs $0.37 per share

Delray Beach, Florida, May 7, 2018 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2018.  Net sales for the quarter ended March 31, 2018 were $67.3 million, compared to $63.0 million for the quarter ended March 31, 2017, an increase of 6.8%.  For the fiscal year ended March 31, 2018 net sales were $273.8 million, compared to $249.2 million for the fiscal year ended March 31, 2017, an increase of 9.9%.  The increase in sales for the quarter ended March 31, 2018 can be attributed to a 9.4% increase in reorder sales.  Net income for the quarter ended March 31, 2018 was $10.2 million, or $0.50 diluted per share, compared to net income of $7.5 million, or $0.37 diluted per share, for the same quarter the prior year, an increase to net income of 36%.  Net income for the fiscal year ended March 31, 2018 was $37.3 million, or $1.82 diluted per share, compared to net income of $23.8 million, or $1.17 diluted per share, for the fiscal year ended March 31, 2017, an increase to net income of 57%.  The Company’s online sales for the quarter ended March 31, 2018 were approximately 85% of all sales, compared to 83% for the same quarter the prior year.

Menderes Akdag, President and CEO, commented: “We were pleased with increases in sales during the fiscal year, along with an accelerated increase to net income.  Gross profit as a percentage of sales increased to 37.0% for the quarter ended March 31, 2018 compared to 35.1% for the quarter ended March 31, 2017.  The increase to gross profit margin can be attributed to a continued product mix shift to higher margin items.  In addition, our net income growth was also boosted by the Tax Reform Act of 2017, where we saw a decline in our federal tax rate from 35% to a fiscal year 2018 blended rate of 31.5%.  We expect a further reduction to our effective tax rate in fiscal 2019, to approximately 24%.  Average order value was $89 for the March quarter compared to $86 for the same quarter the prior year.  In fiscal 2019, we will look to build on past successes by focusing on sales growth and further improving our customer service levels.”

The Board of Directors declared a quarterly dividend of $0.25 per share on its common stock.  The dividend will be payable on May 25, 2018, to shareholders of record at the close of business on May 18, 2018.  The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results.  To access the call which is open to the public, dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. Eastern Time on May 7, 2018 until May 21, 2018 at 11:59 P.M.  To access the replay, call (866) 423-4837 (toll free) or (203) 369-0849 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.  This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2017.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share amounts)

	March 31,	March 31,
	2018	2017
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$77,936	$58,730
Accounts receivable, less allowance for doubtful accounts of $35 and $27, respectively	2,292	1,808
Inventories - finished goods	23,337	20,228
Prepaid expenses and other current assets	882	1,019
Prepaid income taxes	788	-
Total current assets	105,235	81,785

Noncurrent assets:
Property and equipment, net	28,741	30,164
Intangible assets	860	860
Total noncurrent assets	29,601	31,024

Total assets	$134,836	$112,809

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$15,274	$15,221
Accrued expenses and other current liabilities	2,835	2,475
Income taxes payable	-	659
Total current liabilities	18,109	18,355

Deferred tax liabilities	996	1,088

Total liabilities	19,105	19,443

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,601 and 20,526 shares issued and outstanding, respectively	21	21
Additional paid-in capital	9,381	6,806
Retained earnings	106,320	86,530

Total shareholders' equity	115,731	93,366

Total liabilities and shareholders' equity	$134,836	$112,809

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except for per share amount)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(UNAUDITED)		(UNAUDITED)
Sales	$67,322	$63,032	$273,800	$249,176
Cost of sales	42,403	40,877	175,993	169,862

Gross profit	24,919	22,155	97,807	79,314

Operating expenses:
General and administrative	6,068	5,593	24,290	22,799
Advertising	4,311	4,351	19,255	17,663
Depreciation	536	514	2,126	1,369
Total operating expenses	10,915	10,458	45,671	41,831

Income from operations	14,004	11,697	52,136	37,483

Other income:
Interest income, net	241	45	658	141
Other, net	240	94	995	300
Total other income	481	139	1,653	441

Income before provision for income taxes	14,485	11,836	53,789	37,924

Provision for income taxes	4,302	4,333	16,506	14,105

Net income	$10,183	$7,503	$37,283	$23,819

Comprehensive income	$10,183	$7,503	$37,283	$23,819

Net income per common share:
Basic	$0.50	$0.37	$1.83	$1.18
Diluted	$0.50	$0.37	$1.82	$1.17

Weighted average number of common shares outstanding:
Basic	20,375	20,260	20,346	20,232
Diluted	20,422	20,392	20,433	20,378

Cash dividends declared per common share	$0.25	$0.19	$0.85	$0.76

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	March 31,
	2018	2017
	(UNAUDITED)
Cash flows from operating activities:
Net income	$37,283	$23,819
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,126	1,369
Share based compensation	2,575	1,935
Deferred income taxes	(92)	1,951
Bad debt expense	112	421
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(596)	(505)
Inventories - finished goods	(3,109)	5,358
Prepaid income taxes	(788)	243
Prepaid expenses and other current assets	137	1,416
Accounts payable	53	10,217
Accrued expenses and other current liabilities	337	321
Income taxes payable	(659)	659
Net cash provided by operating activities	37,379	47,204

Cash flows from investing activities:
Purchases of property and equipment	(703)	(10,604)
Net cash used in investing activities	(703)	(10,604)

Cash flows from financing activities:
Dividends paid	(17,470)	(15,509)
Net cash used in financing activities	(17,470)	(15,509)

Net increase in cash and cash equivalents	19,206	21,091

Cash and cash equivalents, at beginning of year	58,730	37,639

Cash and cash equivalents, at end of year	$77,936	$58,730

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$18,046	$11,373

Dividends payable in accrued expenses	$240	$217

Exhibit 99.1 Page 4 of 4